Exhibit 99.3

PRO FORMA FINANCIAL INFORMATION

Table of Contents

On May 17, 2007, The Inventure Group, Inc. and Subsidiaries (“The Inventure Group” or the Company) completed the acquisition of Rader Farms, Inc. (“Rader Farms”) for an estimated total cost of approximately $21 million which includes the cash purchase price of $4.7 million plus $16 million in debt subject to working capital adjustments, and assumed certain liabilities of Rader Farms relating to existing business contracts and leases, and accounts payable and accrued liabilities included on Rader Farms’ balance sheet as of December 31, 2006 and incurred in the ordinary course of business since such date.  Rader Farms is a Washington corporation located in Whatcom County.  The Company grows raspberries, blueberries, and rhubarb and purchases marion berries, cherries, cranberries and strawberries from a select network of fruit growers for resale. The fruit is processed, frozen and packaged for sale and distribution to wholesale customers.  We believe the acquisition provides The Inventure Group access to a growing specialty food category with a best-in-class business that generated approximately $27 million in 2006 net revenues.

The acquisition will be accounted for as a purchase, and accordingly, the operating results of Rader Farms will be included in our consolidated financial statements from the date of acquisition.  The purchase price was determined through an arms-length negotiation between the parties, and has been initially allocated to the underlying assets based on the Company’s estimate of fair values and remaining economic lives.  The excess of the purchase price over the fair value of the assets will be recorded as goodwill, and as a result will be subject to the annual impairment tests prescribed by Statement of Financial Accounting Standard No. 142, Goodwill and Other Intangibles.  The Company has not finalized its valuation of intangible assets for the initial purchase price allocation.

Debt and Equity Financing Arrangements

In connection with the acquisition described in Item 2.01 above (the “Acquisition”), we entered into a Loan Agreement (the “Loan Agreement”) with U.S. Bank National Association (“U.S. Bank”).  Each of our subsidiaries is a guarantor of the Loan Agreement, which is secured by a pledge of all of the assets of our consolidated group.  The borrowing capacity available to us under the Loan Agreement consists of notes representing a $15,000,000 revolving line of credit maturing on June 30, 2011, $10,000,000 of which is currently available to us, and a $6,000,000 term loan maturing on May 31, 2014 and a $4,000,000 real estate loan with U.S. Bank, secured by a leasehold interest in the real property we are leasing from the prior shareholders of Rader Farms in connection with the Acquisition.  We currently plan to use the proceeds of this real estate loan to reduce the outstanding line of credit referred to above.

All borrowings under the revolving line of credit will bear interest at either (i) the prime rate of interest announced by U.S. Bank from time to time or (ii) LIBOR, plus the LIBOR Rate Margin (as defined in the revolving credit facility note).  The term loan will bear interest at LIBOR, plus the LIBOR Rate Margin (as defined in the term loan note).  As is customary in such financings, U.S. Bank may terminate its commitments and accelerate the repayment of amounts outstanding and exercise other remedies upon the occurrence of an event of default (as defined in the Loan Agreement), subject, in certain instances, to the expiration of an applicable cure period.

Proceeds from the term loans of approximately $10 million were used to fund the cash obligations under the Acquisition Agreement and related transaction expenses.  Additionally, we utilized $6 million of the revolving line of credit.

The detailed assumptions used to prepare the unaudited condensed combined pro forma financial information are contained in the notes to the unaudited condensed combined pro forma financial information.  Pro forma adjustments for the acquisition are based upon preliminary estimates, available information and certain assumptions that management of the Company deem appropriate.  Final adjustments may differ from the pro forma adjustments presented herein.  The unaudited condensed combined pro forma financial information does not purport to represent the results of operations or the financial position of the Company that actually would have resulted had the acquisition occurred as of the dates indicated, nor should it be taken as indicative of the future results of the operations or future financial position of the Company.

The unaudited condensed combined pro forma financial information should be read in conjunction with the separate historical financial statements and notes thereto for the years ended December 31, 2006 and 2005 included herein and the unaudited interim condensed financial statements of Rader Farms as of and for the three months ended March 31, 2007 and 2006. The Rader Farms financial statements referred to above are included elsewhere herein.

THE INVENTURE GROUP, INC. AND SUBSIDIARIES

CONDENSED COMBINED PRO FORMA BALANCE SHEET

(UNAUDITED)

AS OF MARCH 31, 2007

	The Inventure Group	Rader Farms	Adjustments		Pro Forma

ASSETS
Current assets:
Cash	$7,649,762	$285,105	$(285,057	)(1)	$2,598,709
			(4,700,000	)(1)
			(119,774	)(1)
			(231,327	)(1)
Accounts receivable	6,011,083	2,055,218	—		8,066,301
Inventories	3,625,958	5,279,950	(2,927,778	)(1)
			4,019,000	(1)	9,997,130
Deferred tax asset	1,012,051	—	—		1,012,051
Other current assets	551,369	25,113	(10,400	)(1)	566,082
Total Current Assets	18,850,223	7,645,386	(4,255,336)		22,240,273

Property and Equipment, net	12,810,024	7,559,091	(7,054,414	)(1)
			9,420,740	(1)	22,735,441
Goodwill	5,986,252	—	5,730,369	(1)	11,716,621
Trademarks	4,207,032	—	—		4,207,032
Covenant-not-to-compete	—	—	235,327	(1)	235,327
Deferred financing charges	—	—	119,774	(1)	119,774
Other Assets	44,148	98,227	—		142,375
Total Assets	$41,897,679	$15,302,704	$4,196,460		$61,396,843

LIABILITIES AND SHARE-HOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$2,893,861	$3,105,005	$—		$5,998,866
Line of credit	—	4,000,000	(4,000,000	)(1)
			6,000,000	(1)	6,000,000
Accrued liabilities	2,546,299	353,643	(64,244	)(1)	2,835,698
Current portion of debt	109,276	565,000	(565,000	)(1)	109,276
Current portion of brand disc	93,715	—	—		93,715
Total current liabilities	5,643,151	8,023,648	1,370,756		15,037,555
Long-term debt	3,949,635	3,545,429	(3,440,669	)(1)
			10,000,000	(1)	14,054,395
Deferred tax liability	2,200,114	—	—		2,200,114
Total liabilities	11,792,900	11,569,077	7,930,087		31,292,064

SHAREHOLDERS’ EQUITY
Preferred Stock	—	—	—		—
Common Stock	201,100	500	(500	)(1)	201,100
Additional paid-in capital	28,932,929	201,815	(201,815	)(1)	28,932,929
Retained earnings	2,816,171	3,531,312	(3,531,312	)(1)	2,816,171
	31,950,200	3,733,627	(3,733,627)		31,950,200
Less: treasury stock	(1,845,421)	—	—		(1,845,421)
Total shareholders equity	30,104,779	3,733,627	(3,733,627)		30,104,779

Total liabilities and shareholders’ equity	$41,897,679	$15,302,704	$4,196,460		$61,396,843

THE INVENTURE GROUP, INC. AND SUBSIDIARIES

CONDENSED COMBINED PRO FORMA STATEMENT OF INCOME

(UNAUDITED)

FOR THE YEAR ENDED DECEMBER 31, 2006

	The Inventure Group	Rader Farms	Adjustments		Pro Forma

Net Revenues	$69,818,930	$27,439,617	$—		$97,258,547
Cost of revenues	56,563,445	23,860,525	(380,591	)(1)
			(440,775	)(1)	79,602,604
Gross Profit	13,255,485	3,579,092	821,366		17,655,943

Selling, general and administrative expenses	11,639,518	1,985,490	(380,000	)(1)
			440,775	(1)	13,685,783
Operating income	1,615,967	1,593,602	760,591		3,970,160
Other income (expense):
Miscellaneous income	—	68,304	—		68,304
Patronage dividend	—	20,607	—		20,607
Gain on disposal of assets	—-	1,000	—		1,000
Amortization of covenant and loan costs			(47,066	)(1)
	—	—	(14,604	)(1)	(61,670)
Interest income (expense)	260,425	(758,558)	751,873	(1)
			(282,195	)(1)
			(390,818	)(1)
			(180,000	)(1)
			(101,000	)(2)	(700,273)
Total other income (expense)	260,425	(668,647)	(263,810)		(672,032)
Income before income tax provision	1,876,392	924,955	496,781		3,298,128
Income tax provision	(782,999)	—	(504,000	)(1)	(1,286,999)
Net income	$1,093,393	$924,955	$(7,219)		$2,011,129

Earnings per common share:
Basic	$0.06				$0.10
Diluted	$0.06				$0.10

Weighted average number of common shares:
Basic	19,833,068				19,833,068
Diluted	19,856,280				19,856,280

THE INVENTURE GROUP, INC. AND SUBSIDIARIES

CONDENSED COMBINED PRO FORMA STATEMENT OF INCOME

(UNAUDITED)

FOR THE THREE MONTHS ENDED MARCH 31, 2007

	The Inventure Group	Rader Farms	Adjustments		Pro Forma

Net Revenues	$16,979,897	$8,355,317	$—		$25,335,214
Cost of revenues	13,883,337	6,564,224	—		20,447,561
Gross Profit	3,096,560	1,791,093	—		4,887,653

Selling, general and administrative expenses	2,907,694	364,887	—		3,272,581
Operating income	188,866	1,426,206	—		1,615,072
Other income (expense):
Miscellaneous income	—	13,091			13,091
Patronage dividend	—	—			—
Gain on disposal of assets	—-	—			—
Amortization of covenant and loan costs			(15,689	)(1)
	—	—	(3,651	)(1)	(19,340)
Interest income (expense)	20,143	(211,393)	209,393	(1)
			(71,577	)(1)
			(103,305	)(1)
			(90,000	)(1)
			(25,250	)(2)	(271,989)
Total other income (expense)	20,143	(198,302)	(100,079)		(278,238)
Income before income tax provision	209,009	1,227,904	(100,079)		1,336,834
Income tax provision	(103,500)	—	(417,800	)(1)	(521,300)
Net income	$105,509	$1,227,904	$(517,879)		$815,534

Earnings per common share:
Basic	$0.01				$0.04
Diluted	$0.01				$0.04

Weighted average number of common shares:
Basic	19,302,251				19,302,251
Diluted	19,317,893				19,317,893

Table of Contents

NOTES TO CONDENSED COMBINED PRO FORMA FINANCIAL INFORMATION

(UNAUDITED)

Unaudited Condensed Combined Pro Forma Balance Sheet

The following explanations describe the assumptions used in determining the pro forma adjustments necessary to present the condensed combined pro forma balance sheet of the Company as of March 31, 2007.  The unaudited condensed combined pro forma balance sheet combines the Company’s historical balance sheet as of March 31, 2007 with Rader Farms historical balance sheet as of May 17, 2007.  We have used Rader Farms operating results and accounting records through May 17, 2007 (the acquisition date) to adjust their March 31, 2007 balance sheet and develop the purchase accounting for the opening balance sheet.  The Company believes it is appropriate and more representative to base the purchase accounting on Rader Farms May 17, 2007 balances for the balance sheet and for the condensed combined pro forma balance sheet.

1. Entry adjusts Rader Farms May 17, 2007 balance sheet and records the initial purchase accounting for the opening balance sheet.

Cash acquired	$47
Fair value of accounts receivable acquired	2,055,218
Fair value of inventory acquired	6,371,172
Fair value of other current assets acquired	14,714
Fair value of fixed assets acquired	9,925,417
Fair value of other assets acquired	98,227
Fair value of covenant-not-to compete	235,327
Fair value of deferred financing charges	119,774
Goodwill	5,730,369
Fair value of long-term debt assumed	(104,760)
Fair value of accounts payable assumed	(3,105,005)
Fair value of other current liabilities assumed	(289,399)
Total estimated cost of acquisition	21,051,101
Less: debt incurred to acquire Rader Farms (see below)	16,000,000
Total cash expended to acquire Rader Farms	$5,051,101

Summary of debt to acquire Rader Farms:
Term loan	$6,000,000
Term loan – real estate	4,000,000
Line of credit	6,000,000
Total debt incurred to acquire Rader Farms	$16,000,000

Unaudited Condensed Combined Pro Forma Statements of Income

The following explanations describe the assumptions used in determining the pro forma adjustments necessary to present condensed combined pro forma statements of income of the Company for the year ended December 31, 2006 and the three months ended March 31, 2007.

The unaudited condensed combined pro forma statement of income for the year ended December 31, 2006 combines the Company’s historical statement of income for the year ended December 30, 2006 with the Rader Farms’ historical statement of income for their fiscal year ended December 31, 2006, giving effect to the acquisition as if it had occurred as of January 1, 2006. The unaudited condensed combined pro forma statement of income for the three months ended March 31, 2007 combines the Company’s historical statement of income for the three months ended March 31, 2007 with Rader Farms’ historical statement of income for the three months ended March 31, 2007 giving effect to the acquisition as if it had occurred as of January 1, 2007.

1.               Entry records material adjustments to the costs and expenses reported in Rader Farms’ historical financial statements arising from the purchase accounting as follows:

		Three Months
	Year Ended	Ended
	12-31-06	3-31-07
Non-recurring LIFO reserve adjustment – Rader Farms will no longer be on LIFO	$380,591	$—
Non-recurring bonus paid to prior owners	380,000	—
Reclass demo expense from cost of revenues	440,775	—
Reclass demo expense to selling, general and administrative	(440,775)	—
Interest expense for debt not acquired as part of the acquisition	751,873	209,393
Interest expense for real estate term loan to acquire Rader Farms	(282,195)	(71,577)
Interest expense for term loan to acquire Rader Farms	(390,818)	(103,305)
Interest expense for line of credit – assume average balance of $3million on line in 2006	(180,000)	(90,000)
Provision for income taxes at 39% - assume all attributable to Rader Farms	(504,000)	(417,800)
Depreciation not materially different	—	—
Amortization of covenant-not-to-compete over 5 years	(47,066)	(15,689)
Amortization of deferred financing costs over weighted average of 8.5 years	(14,604)	(3,651)
Total	$93,781	$(492,629)

2.               Entry records material adjustments to the costs and expenses reported in The Inventure Group’s historical financial statements arising from the purchase accounting as follows:

		Three Months
	Year Ended	Ended
	12-31-06	3-31-07
Interest income on cash used to purchase Rader Farms at 4% - assume only 6 months as normal cashflow is anticipated to return after the initial cash outflow for the purchase	$(101,000)	$(25,250)